As filed with the Securities and Exchange Commission on March 6, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

YY INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2009 Employee Equity Incentive Scheme

2011 Share Incentive Plan

(Full title of the plans)

Building 3-08, Yangcheng Creative Industry Zone

No. 309 Huangpu Avenue Middle

Tianhe District, Guangzhou 510655

People’s Republic of China

Telephone: +86 (20) 2916 2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Copies to:

Eric He

Chief Financial Officer

YY Inc.

Building 3-08, Yangcheng Creative Industry Zone

No. 309 Huangpu Avenue Middle

Tianhe District, Guangzhou 510655

People’s Republic of China

Tel: +86 (20) 2916 2000

Z. Julie Gao, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower, The Landmark, 15 Queen’s Road Central Hong Kong (852) 3740-4700

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Shares, par value $0.00001 per share	17,870,425 (3)	$0.0055 (3)	$98,288	$13.41
Class A Common Shares, par value $0.00001 per share	47,865,232 (4)	$0.9453 (4)	$45,247,004	$6,171.70
Class A Common Shares, par value $0.00001 per share	26,592,621 (5)	$0.9453 (5)	$25,138,005	$3,428.83
Class A Common Shares, par value $0.00001 per share	60,667,668 (6)	$0.9453 (6)	$57,349,147	$7,822.43
Total	152,995,946 (7)	—	$127,832,444	$17,436.37

(1)

These shares may be represented by the Registrant’s ADSs, each of which represents twenty Class A common shares. The Registrants’ ADSs issuable upon deposit of the Class A common shares registered hereby have been registered under a separate registration statement on Form F-6 (333-184812).

(2)

Represents common shares issuable upon exercise of options, restricted shares and restricted share units granted under the 2009 Employee Equity Incentive Scheme and 2011 Share Incentive Plan (the “Plans”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the Plans.

(3)

The amount to be registered represents shares issuable upon exercise of outstanding options granted under the Plans. The corresponding proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h)(1) under the Securities Act, is based on the weighted average exercise price of $0.0055 per Class A Common Share.

(4)

The amount to be registered represents restricted shares granted under the Plans and the proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on $18.9050 per ADS, the average of the high and low prices for the registrant’s ADSs as quoted on the Nasdaq Global Select Market on March 1, 2013.

(5)

The amount to be registered represents restricted share units granted under the Plans and the proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on $18.9050 per ADS, the average of the high and low prices for the registrant’s ADSs as quoted on the Nasdaq Global Select Market on March 1, 2013.

(6)

The amount to be registered represents the aggregate number of shares that may be issued under the Plans by the end of 2015. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on $18.9050 per ADS, the average of the high and low prices for the registrant’s ADSs as quoted on the Nasdaq Global Select Market on March 1, 2013.

(7)

Any Class A Common Shares covered by an award granted under the Plans (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of common shares that may be issued under the Plans.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information*

Item 2.	Registrant Information and Employee Plan Annual Information*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing information specified in this Part I will be separately provided to the participants covered by the Plans, as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents previously filed by YY Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

(a)	The Registrant’s prospectus dated November 20, 2012 filed with the Commission on November 21, 2012 pursuant to Rule 424(b)(4) under the Securities Act; and

(b)	The description of the Registrant’s Class A Common Shares incorporated by reference in the Registrant’s registration statement on Form 8-A (File No. 001-35729) filed with the Commission on November 7, 2012, including any amendment and report subsequently filed for the purpose of updating that description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against fraud, dishonesty or the consequences of committing a crime. The Registrant’s second amended and restated articles of association, adopted by its shareholders on October 12, 2012, provides that the Registrant shall indemnify its directors and officers against actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred by such persons in their capacity as such, except in respect of any fraud or dishonesty which may attach to any such person.

Pursuant to the indemnification agreements, the form of which was filed as Exhibit 10.3 to the Registrant’s registration statement on Form F-1, as amended (File No. 333-184414), the Registrant has agreed to indemnify its directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Registrant also maintains a directors and officers liability insurance policy for its directors and officers.

Item 7.	Exemption From Registration Claimed

Not applicable.

Item 8.	Exhibits

See the Index to Exhibits attached hereto.

Item 9.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to that information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Guangzhou, China, on March 6, 2013.

YY Inc.

By:	/s/ David Xueling Li
Name:	David Xueling Li
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, each of David Xueling Li and Eric He, with full power to act alone, as his true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Xueling Li David Xueling Li	Director and Chief Executive Officer (principal executive officer)	March 6, 2013

/s/ Eric He Eric He	Chief Financial Officer (principal financial and accounting officer)	March 6, 2013

/s/ Jun Lei Jun Lei	Chairman of the Board of Directors	March 6, 2013

/s/ Qin Liu Qin Liu	Director	March 6, 2013

Signature	Title	Date

/s/ Jenny Hong Wei Lee Jenny Hong Wei Lee	Director	March 6, 2013

/s/ Tony Bin Zhao Tony Bin Zhao	Director	March 6, 2013

/s/ Peng T. Ong Peng T. Ong	Director	March 6, 2013

/s/ Peter Schloss Peter Schloss	Director	March 6, 2013

/s/ Alexander Barrett Hartigan Alexander Barrett Hartigan	Director	March 6, 2013

/s/ Diana Arias Name: Diana Arias, On behalf of Law Debenture Corporate Services Inc. Title: Senior Manager	Authorized U.S. Representative	March 6, 2013

EXHIBIT INDEX

Exhibit Number	Description

4.1	Second Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1, as amended (File No. 333-184414))

4.2	Registrant’s Specimen Certificate for Class A Common Shares (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1, as amended (File No. 333-184414))

4.3*	Deposit Agreement among the Registrant, Deutsche Bank Trust Company Americas, as depositary, and holders and beneficial owners of American Depositary Shares evidenced by American Depositary Receipts issued thereunder

5.1*	Opinion of Conyers Dill & Pearman, Cayman Islands counsel to the Registrant, regarding the legality of the Class A common shares being registered

10.1	2009 Employee Equity Incentive Scheme (incorporated herein by reference to Exhibit 10.1 to the registration statement on Form F-1, as amended (File No. 333-184414))

10.2	2011 Share Incentive Plan, as amended (incorporated herein by reference to Exhibit 10.1 to the registration statement on Form F-1, as amended (File No. 333-184414))

23.1*	Consent of PricewaterhouseCoopers Zhong Tian CPAs Limited Company, Independent Registered Public Accounting Firm

23.2*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page hereto)

*	Filed herewith.